Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-45533, No. 333-39289, No. 333-100631, No. 333-63176, No. 333-80835, No. 333-72961, No. 333-12983, No. 333-06873, No. 33-97680 and No. 33-84974; Forms S-8 No. 333-06869, No. 333-107244, No. 333-83403, No. 333-102609, No. 333-66257 and No. 333-88237; and Forms S-4 No. 333-44576 and No. 333-35873) of Equity Residential and in the related Prospectuses of our report dated December 15, 2005, with respect to the Combined Statement of Revenue and Certain Expenses of Trump Place included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
January 4, 2006

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-105850 and Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectuses of our report dated December 15, 2005, with respect to the Combined Statement of Revenue and Certain Expenses of Trump Place included in this Current Report on
Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
January 4, 2006

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